EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS SECOND QUARTER FULLY DILUTED EARNINGS OF $1.12 PER SHARE, DECLARES DIVIDEND OF 45¢ PER SHARE AND EXPANSION OF ITS STOCK REPURCHASE PROGRAM TO $100 MILLION

SOUTHPORT, CONNECTICUT, July 29, 2014--Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the second quarter of 2014 the Company reported net sales of $153.7 million and fully diluted earnings of $1.12 per share, compared with net sales of $179.5 million and fully diluted earnings of $1.63 per share in the second quarter of 2013.

For the six months ended June 28, 2014, net sales were $323.5 million and fully diluted earnings were $2.34 per share. For the corresponding period in 2013, net sales were $335.4 million and fully diluted earnings were $2.83 per share.

The Company also announced today that its Board of Directors declared a dividend of 45¢ per share for the second quarter, for shareholders of record as of August 15, 2014, payable on August 29, 2014. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

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In addition, the Company announced that its Board of Directors expanded its authorization to repurchase shares of its common stock from $25 million to $100 million.

Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s 2014 second quarter performance:

•	Our sales decreased 14% from the second quarter of 2013 due to a reduction in demand for firearms and accessories.

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•	Our earnings decreased 31% and our EBITDA decreased 25%, from the second quarter of 2013. The main drivers of the reduced operating margins were the reduced sales volume, a product mix shift away from unusually strong sales of higher-margin firearms accessories last year, and increased depreciation expense.

•	New products represented $57.1 million or 18% of firearm sales in the first half of 2014.

•	The decrease in the estimated sell-through of Ruger products from distributors to retailers and the decrease in industry demand as measured by the National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) for the second quarter and six months ended June 28, 2014 follow:

	Period ended June 28, 2014
	Q2	Six Months
Decrease in estimated Ruger Units Sold from Distributors to Retailers	(31)%	(11)%

Decrease in total adjusted NICS Background Checks	(12)%	(18)%

The estimated sell-through of our products from distributors to retailers in the second quarter was adversely impacted by the following:

•	the reduction in overall industry demand,
•	the aggressive discounting of many of our competitors, and
•	the absence of recent significant new product introductions from the Company.

Nonetheless, the estimated sell-through of our products from the independent distributors to retailers for the six months ended June 28, 2014 was the second highest in the Company’s history, exceeding the estimated sell-through from the first half of 2012 by 83,100 units or 10%.

•	Cash generated from operations during the six months ended June 28, 2014 was $35.6 million. At June 28, 2014, our cash totaled $47.4 million. Our current ratio is 2.3 to 1 and we have no debt.

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•	In the first half of 2014, capital expenditures totaled $22.8 million, much of it related to tooling fixtures and equipment for new product introductions and to upgrade and modernize manufacturing equipment. We expect to invest approximately $40 million on capital expenditures during 2014 as we continue to prioritize new product development.

•	In the first half of 2014, the Company returned $20.0 million to its shareholders through the payment of dividends.

•	At June 28, 2014, stockholders’ equity was $207.1 million, which equates to a book value of $10.67 per share, of which $2.44 per share was cash.

Today, the Company filed its Quarterly Report on Form 10-Q. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

Tomorrow, July 30, 2014, Sturm, Ruger will host a webcast at 9:00 a.m. ET to discuss the second quarter operating results. Interested parties can access the webcast at www.ruger.com/corporate or by dialing 866-314-5232, participant code 75848002.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger & Co., Inc. is one of the nation’s leading manufacturers of rugged, reliable firearms for the commercial sporting market. The only full-line manufacturer of American-made firearms, Ruger offers consumers over 400 variations of more than 30 product lines. For more than 60 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens,” echoes the importance of these principles as we work hard to deliver quality and innovative firearms.

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The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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STURM, RUGER & COMPANY, INC.

CONDENSED BALANCE SHEETS

(Dollars in thousands)

	June 28, 2014	December 31, 2013

Assets

Current Assets
Cash	$47,435	$55,064
Trade receivables, net	51,704	67,384

Gross inventories	83,033	64,199
Less LIFO reserve	(39,291)	(38,516)
Less excess and obsolescence reserve	(3,363)	(2,422)
Net inventories	40,379	23,261

Deferred income taxes	8,092	7,637
Prepaid expenses and other current assets	2,802	4,280
Total Current Assets	150,412	157,626

Property, plant and equipment	271,882	250,127
Less allowances for depreciation	(165,826)	(149,099)
Net property, plant and equipment	106,056	101,028

Other assets	27,222	18,464
Total Assets	$283,690	$277,118

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STURM, RUGER & COMPANY, INC.

CONDENSED BALANCE SHEETS (Continued)

(Dollars in thousands, except share data)

	June 28, 2014	December 31, 2013

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$36,565	$46,991
Product liability	941	971
Employee compensation and benefits	22,573	34,626
Workers’ compensation	5,583	5,339
Income taxes payable	—	239
Total Current Liabilities	65,662	88,166

Product liability	260	265
Deferred income taxes	10,679	9,601

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2014 – 23,716,369 issued, 19,416,935 outstanding 2013 – 23,647,350 issued, 19,347,916 outstanding	23,716	23,647
Additional paid-in capital	22,629	20,614
Retained earnings	218,007	192,088
Less: Treasury stock – at cost 2014 and 2013 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(19,379)	(19,379)
Total Stockholders’ Equity	207,089	179,086
Total Liabilities and Stockholders’ Equity	$283,690	$277,118

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STURM, RUGER & COMPANY, INC.

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net firearms sales	$153,016	$176,787	$322,179	$330,227
Net castings sales	641	2,741	1,363	5,207
Total net sales	153,657	179,528	323,542	335,434

Cost of products sold	103,304	108,804	212,066	203,401

Gross profit	50,353	70,724	111,476	132,033

Operating expenses:
Selling	10,062	11,823	24,483	27,588
General and administrative	7,244	8,317	15,976	16,760
Other operating expenses (income), net	—	(168)	—	(238)
Total operating expenses	17,306	19,972	40,459	44,110

Operating income	33,047	50,752	71,017	87,923

Other income:
Interest expense, net	(36)	(39)	(73)	(55)
Other income, net	130	166	495	361
Total other income, net	94	127	422	306

Income before income taxes	33,141	50,879	71,439	88,229

Income taxes	10,855	18,571	24,834	32,203

Net income and comprehensive income	$22,286	$32,308	$46,605	$56,026

Basic earnings per share	$1.15	$1.67	$2.40	$2.90

Fully diluted earnings per share	$1.12	$1.63	$2.34	$2.83

Cash dividends per share	$0.490	$0.490	$1.030	$0.894

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STURM, RUGER & COMPANY, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended
	June 28, 2014	June 29, 2013

Operating Activities
Net income	$46,605	$56,026
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	17,880	9,434
Slow moving inventory valuation adjustment	960	(261)
Stock-based compensation	2,758	2,659
Gain on sale of assets	(7)	(70)
Deferred income taxes	623	(2,691)
Changes in operating assets and liabilities:
Trade receivables	15,680	(14,326)
Inventories	(18,078)	216
Trade accounts payable and accrued expenses	(10,181)	5,483
Employee compensation and benefits	(12,751)	10,861
Product liability	(35)	170
Prepaid expenses, other assets and other liabilities	(7,639)	(3,296)
Income taxes payable	(239)	5,634
Cash provided by operating activities	35,576	69,839

Investing Activities
Property, plant and equipment additions	(22,817)	(18,820)
Proceeds from sale of assets	275	70
Cash used for investing activities	(22,542)	(18,750)

Financing Activities
Tax benefit from exercise of stock options and vesting of RSU’s	1,620	2,078
Remittance of taxes withheld from employees related to share-based compensation	(2,317)	(2,082)
Proceeds from exercise of stock options	23	—
Dividends paid	(19,989)	(17,282)
Cash used for financing activities	(20,663)	(17,286)

Increase (decrease) in cash and cash equivalents	(7,629)	33,803

Cash and cash equivalents at beginning of period	55,064	30,978

Cash and cash equivalents at end of period	$47,435	$64,781

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Non-GAAP Financial Measure

In an effort to provide investors with additional information regarding its financial results, the Company refers to various United States generally accepted accounting principles (“GAAP”) financial measures and EBITDA, a non-GAAP financial measure which management believes provides useful information to investors. This non-GAAP financial measure may not be comparable to similarly titled financial measures being disclosed by other companies. In addition, the Company believes that the non-GAAP financial measure should be considered in addition to, and not in lieu of, GAAP financial measures. The Company believes that this non-GAAP financial measure is useful to understanding its operating results and the ongoing performance of its underlying business, as EBITDA provides information on the Company’s ability to meet its capital expenditure and working capital requirements, and is also an indicator of profitability. The Company uses both GAAP and non-GAAP financial measures to evaluate the Company’s financial performance.

EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. The Company calculates its EBITDA by adding the amount of interest expense, income tax expense, and depreciation and amortization expenses that have been deducted from net income back into net income, and subtracting the amount of interest income that was included in net income from net income.

EBITDA decreased 25% and 9% for the three and six months ended June 28, 2014 compared to the prior year periods.

Non-GAAP Reconciliation – EBITDA

EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended		Six Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013

Net income	$22,286	$32,308	$46,605	$56,026

Income tax expense	10,855	18,571	24,834	32,203
Depreciation and amortization expense	8,940	4,933	17,880	9,434
Interest expense, net	36	39	73	55
EBITDA	$42,117	$55,851	$89,392	$97,718

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